Exhibit 4.2
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                           CERTIFICATE OF DESIGNATION
                                       OF
                              STARBASE CORPORATION

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

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                            SERIES F PREFERRED STOCK

         StarBase Corporation, a Delaware corporation (the "Corporation"), hereby certifies that the following resolution has been duly adopted by the Board of Directors of the Corporation:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board") by the provisions of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the 10,000,000 shares of Preferred Stock, par value $0.01 per share, of the Corporation authorized in Article 4 of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock of the Corporation consisting of 400,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions:

         1. DESIGNATION AND AMOUNT. This series of Preferred Stock shall be designated "Series F Preferred Stock" and the authorized number of shares constituting such series shall be 400,000. The par value of the Series F Preferred Stock shall be $0.01 per share.

         2. DIVIDEND RIGHTS OF SERIES F PREFERRED STOCK. The holders of the Series F Preferred Stock shall not be entitled to receive any dividends.

         3. RANKING. The Series F Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, (i) rank senior to any of the Common Stock and any other class or series of stock of the Corporation which by its terms shall rank junior to the Series F Preferred Stock, (ii) rank junior to any class or series of stock of the Corporation which by its terms shall rank senior to the Series F Preferred Stock, and (iii) rank on a parity with any other class or series of stock of the Corporation which by its terms shall rank on a parity with the Series F Preferred Stock. No approval of the holders of Series F Preferred Stock shall be required for the authorization or issuance of any shares of any class or series of stock of the Corporation, whether ranking senior to, junior to or on a parity with the Series F Preferred Stock.

         4.  PREFERENCE ON LIQUIDATION.

                  (a) In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

                           (i) The holders of Series F Preferred Stock shall be
entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or any other class or series of stock of the Corporation by reason of their ownership of the Common Stock or any stock ranking junior to the Series F Preferred Stock in respect of liquidation rights, but subject to the right of holders of any other class or series of stock of the Corporation ranking senior to the Series F Preferred Stock in respect of liquidation rights to receive a

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preferential distribution,  an amount for each share of Series F Preferred Stock then held by them, equal to $1,000, appropriately adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares plus all accrued and unpaid dividends thereon (hereinafter such amount shall be referred to as the "Series F Preference Amount"). If upon occurrence of such event of liquidation, dissolution or winding up, the assets and property legally available to be distributed among the holders of the Series F Preferred Stock and to holders of any stock ranking as to liquidation on a parity with the Series F Preferred Stock shall be insufficient to permit the payment to such holders of the Series F Preference Amount, then the entire assets and property of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series F Preferred Stock and such parity stock.

                           (ii) After  payment  has been made to the  holders of
the Series F Preferred Stock of the full amounts to which they shall be entitled pursuant to Paragraph 4(a)(i) above, all remaining assets available for distribution, if any, shall be distributed, ratably among the holders of the Common Stock based upon the number of outstanding shares of Common Stock then held.

                  (b) For purposes of this paragraph 4, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, in which consolidation or merger the shareholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation. The valuation of any securities or other property other than cash received by the Corporation in any transaction covered by this subparagraph 4(b) shall be computed at the fair value thereof at the time of receipt as determined in good faith by the Board of Directors.

                  (c) The holders of Series F Preferred Stock shall have no priority or preference with respect to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by employees, directors or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the Corporation and such persons.

         5. VOTING RIGHTS. Except as otherwise provided by law, the holders of the Series F Preferred Stock shall not be entitled to vote upon any matter relating to the business or affairs of the Corporation or for any other purpose.

         6. CONVERSION RIGHTS. The holders of Series F Preferred Stock shall have conversion rights as follows:

                  (a) Each share of Series F Preferred Stock may be converted, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series F Preferred Stock, into Common Stock as more fully described below. The number of shares of fully paid and nonassessable Common Stock into which each share of Series F Preferred Stock may be converted shall be determined by dividing the Series F Preference Amount by the Conversion Price (as hereinafter defined) in effect on the Conversion Date.

                  (b) For purposes of this Paragraph 6, (i) "Conversion Date" means the date on which the holder of the Series F Preferred Stock has delivered by facsimile the Notice of Conversion (as hereinafter defined) to the Corporation; (ii) "Conversion Price" means an amount equal to the lesser of (A) 100% of the Market Price (as hereinafter defined) on September 5, 1997, and (B)
(x) 84% of the Market Price on the Conversion Date if such date is between December 4, 1997 and January 3, 1998; (y) 80% of the Market Price on the Conversion Date if such date is between January 4, 1998 and February 3, 1998; or
(z) 78% of the Market Price on the Conversion Date if such date is on February 4, 1998 and thereafter; and (iii) "Market Price" means the average closing bid price of the Common Stock on the fifteen (15) trading days immediately preceding September 5, 1997 or the Conversion Date, as may be applicable, as reported by the National Association of Securities Dealers, or the closing bid price on the over-the-counter market on such date or, in the event the Common Stock is listed

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on a stock  exchange,  the  "Market  Price"  shall be the  closing  price on the exchange on such date, as reported in the Wall Street Journal.

                  (c) Each share of Series F Preferred Stock shall automatically be converted into shares of Common Stock utilizing the then effective Conversion Price for each such share on September 5, 1999. The Corporation shall have the right to require, by written notice to the holder of the Series F Preferred Stock at least ten (10) days prior to September 5, 1999, that the holder exercises its right of conversion with respect to all of its outstanding shares of Series F Preferred Stock.

                  (d) No fractional shares of Common Stock shall be issued upon conversion of the Series F Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock on the Conversion Date, as determined by the Corporation's Board of Directors. Before any holder of Series F Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series F Preferred Stock, and shall give written notice to the Corporation at such office that the holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to subparagraph 6(c) the outstanding shares of all Series F Preferred Stock, shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Series F Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

                  (e) The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series F Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder, or order, in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any accrued and unpaid dividends on the converted Series F Preferred Stock, and a certificate for any shares of Series F Preferred Stock not so converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series F Preferred Stock to be converted, or in the case of automatic conversion on the date of the event causing such automatic conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (f) In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series F Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (g) Upon any conversion of Series F Preferred Stock pursuant to this Paragraph 6, the shares of Series F Preferred Stock which are converted shall not be reissued. Upon conversion of all of the then outstanding Series F Preferred Stock pursuant to this Paragraph 6 and upon the taking of any action required by law, all matters set forth in this Certificate of Designation shall be eliminated from the Certificate of Incorporation, shares of Series F Preferred Stock shall not be deemed outstanding for any purpose whatsoever and all such shares shall revert to the status of authorized and unissued shares of Preferred Stock.

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                  (h) Any notices required by the provisions of this Paragraph 6 to be given to the holders of shares of Series F Preferred Stock shall be deemed given if deposited in the United States mail, first class, postage prepaid and addressed to each holder of record at its address appearing on the books of the Corporation.

         7.       ADJUSTMENTS TO CONVERSION PRICE.

                  (a) In the event the Corporation at any time or from time to time effects a subdivision or combination of its outstanding Common into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Series F Preferred Stock, then and in each such event the Conversion Price shall be decreased or increased proportionately.

                  (b) In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for such Common Stock Equivalents or the additional shares of Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event, the Conversion Price shall be proportionately decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date.

                  (c) In case of any merger (other than a merger in which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock of the Corporation, each share of the Series F Preferred Stock shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock issuable upon conversion of a share of Series F Preferred Stock immediately prior to such merger or reclassification would have been entitled upon such merger or reclassification. In any such case, appropriate adjustment (as determined by the Board of Directors in good faith) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series F Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter issuable upon conversion.

                  (d) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Series F Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series F Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and stockholder authorizations), in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series F Preferred Stock at the time outstanding.

         8. REDEMPTION. The Company shall have the right to redeem all or a portion of the outstanding Series F Preferred Stock upon ten (10) days prior written notice to the holder of the Series F Preferred Stock.


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         IN WITNESS  WHEREOF,  the  Corporation  has caused this  Certificate of
Designation to be signed by its President, and attested by its Assistant Secretary, this 9th day of January, 1998.

                                           StarBase Corporation


                                           By:/S/ WILLIAM R. STOW III
                                              ---------------------------
                                                 William R. Stow, III
                                                 Chief Executive Officer

Attest:

By: /S/ DOUGLAS S. NORMAN
    ------------------------
       Douglas S. Norman
       Assistant Secretary



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